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                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /x/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    /x/  Soliciting Material Pursuant to Section 240.14a-12

                   COMPUTER ASSOCIATES INTERNATIONAL, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

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    (4) Date Filed:

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                                EXPLANATORY NOTE

         Computer Associates International, Inc., a Delaware corporation ("Computer Associates"), is filing the materials contained in this Schedule 14A with the Securities and Exchange Commission on June 28, 2002 in connection with the solicitation of proxies for electing the Board of Directors of Computer Associates at the 2002 annual meeting of Computer Associates' stockholders.

                                     # # #

                               COMPUTER ASSOCIATES
                         CORPORATE GOVERNANCE HIGHLIGHTS

Computer Associates' commitment to the best corporate governance practices is evidenced by the Board's willingness to develop and adopt enhancements in its operations. Such recent enhancements and related practices include:

          o Adoption of written corporate governance principles which are consistent with proposed NYSE corporate accountability and listing standards.

          o A special position on the Board for a lead independent director and the election of former Vice Chairman of Salomon Brothers, Lewis S. Ranieri, to serve as the first such director.

          o A calendar of discussion topics for the Board's regular meetings.

          o Guidelines setting the normal Board size at 12 directors with no more than three members who are part of the company's management team.

          o Independent directors must meet NYSE guidelines for independence.

          o    Annual evaluation of the company's CEO by the Board of Directors.

          o    Annual Board self-evaluation.

          o Independent directors are compensated in the form of a combination of stock and stock options in order to align director incentives with shareholder interests.

          o Repricing of stock options is expressly prohibited under Computer Associates' Stock Option Plan.
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          o    Management directors accepted no bonuses or stock-based
               compensation in fiscal 2001 and kept their pledge to accept no such compensation or bonuses in fiscal 2002.

          o    A limit on the length of service for independent directors.

          o Articulating specific responsibilities for each of the Board's four committees: Audit; Corporate Operations, formerly the Executive Committee; Corporate Governance, formerly the Nominating Committee; and Compensation and Human Resource Committee, formerly the Stock Option and Compensation Committee.

          o Electing Walter P. Schuetze, former Chief Accountant for the United States Securities and Exchange Commission, to serve as Chair of the Audit Committee.

          o Adding accomplished, expert directors with a breadth of experience and depth of integrity (e.g., Mr. Schuetze and Professor Lorsch joined the Board on April 1, 2002, and Mr. Ranieri joined the Board in June 2001).

          o Maintaining a non-staggered Board with annual elections for all directors.

          o    Reduced the term of the company's Shareholder Rights Plan.


                             IMPORTANT INFORMATION

      We plan to file a proxy statement with the Securities and Exchange Commission relating to our solicitation of proxies from our stockholders with respect to our 2002 annual meeting of stockholders. WE ADVISE YOU TO READ THIS PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE, BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. Our proxy statement and other relevant documents will be available for free at the Securities and Exchange Commission's Internet web site at WWW.SEC.GOV. You may also obtain a free copy of our proxy statement, when it becomes available, and other relevant documents by writing to us at One Computer Associates Plaza, Islandia, New York 11749, or by visiting our Internet web site at WWW.CA.COM. Detailed information regarding the names, affiliations and interests of individuals who may be deemed participants in the solicitation of proxies of our stockholders is available in the soliciting materials on Schedule 14A to be filed by us with the Securities and Exchange Commission on June 28, 2002.

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                                     # # #

                       INFORMATION REGARDING PARTICIPANTS

         Computer Associates and the following persons may be deemed to be "participants" in Computer Associates' solicitation of proxies from Computer Associates' stockholders in connection with the election of the Board of Directors at the 2002 annual meeting of Computer Associates' stockholders: (a) the directors of Computer Associates (b) the following executive officers of Computer Associates: Ira H. Zar, Executive Vice President and Chief Financial Officer and (c) Robert Cirabisi, Vice President-Investor Relations.

         The interests of the foregoing individuals in this solicitation include their beneficial ownership of shares of Computer Associates Common Stock. Additional information, as of June 28, 2002, with respect to these items is set forth below.


                                                             SHARES OF COMPUTER
                                                             ASSOCIATES COMMON
                                                             STOCK BENEFICIALLY
NAME                                                               OWNED(1)        PERCENT OF CLASS
----                                                         -------------------   ----------------

DIRECTORS
Russell M. Artzt                                               2,292,808(2)(3)            *
Alfonse M. D'Amato                                                63,500(3)               *
Willem F.P. de Vogel                                              71,052(3)(4)            *
Richard A. Grasso                                                 67,250(3)               *
Shirley Strum Kenny                                               14,000                  *
Sanjay Kumar                                                   1,746,636(2)(3)(5)         *
Jay W. Lorsch                                                         --                  *
Roel Pieper                                                       33,500(3)               *
Lewis S. Ranieri                                                  70,600                  *
Walter P. Schuetze                                                 2,500                  *
Charles B. Wang                                               28,439,997(2)(3)(6)       4.8%

EXECUTIVE OFFICERS AND EMPLOYEES
Ira H. Zar, Executive Vice President
and Chief Financial Officer                                      911,553(2)(3)            *
Robert Cirabisi, Vice President - Investor Relations               6,515(2)(3)            *




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* Represents less than 1% of the outstanding Common Stock.

----------------

(1) As of June 28, 2002, shares are included in the table as "beneficially owned" if the person named has or shares the right to vote or direct the voting of, or the right to dispose or direct the disposition of, such shares. Inclusion of shares in the table does not necessarily imply that the persons named receive the economic benefits of the shares so listed.

(2) Includes shares credited to Computer Associates' tax-qualified profit sharing 401(k) plan.

(3) Includes shares that may be acquired within 60 days of June 28, 2002 through the exercise of stock options.

(4)    Includes shares held by Mr. de Vogel's spouse.

(5) Includes (i) shares held in accounts for minor children for which Mr. Kumar serves as the custodian, (ii) shares owned by a non-profit foundation of which Mr. Kumar serves as the trustee, (iii) shares held in a trust for the benefit of descendants of Mr. Kumar of which Mr. Kumar's wife is a co-trustee, and accordingly shares voting and dispositive power, and (iv) shares in an account that may be used as collateral for certain lines of credit available to Mr. Kumar. Mr. Kumar disclaims beneficial ownership of the shares referenced in clauses (i), (ii) and
       (iii) of this note 5 above.

(6) Includes (i) shares held directly and as trustee for a minor by Mr. Wang's spouse, shares that may be acquired within 60 days of June 28, 2002 through the exercise of stock options held by Mr. Wang's spouse and shares credited to the account of Mr. Wang's spouse in Computer Associates' tax-qualified profit sharing 401(k) plan, (ii) shares owned by non-profit foundations of which Mr. Wang serves as a director, (iii) shares owned as trustee for Mr. Wang's minor children and (iv) shares that are pledged or deposited as collateral for available lines of credit and/or outstanding loans. Mr. Wang disclaims beneficial ownership of the shares referenced in clauses (i), (ii) and (iii) of this note 6 above.